Exhibit 99.1

Disc Medicine Reports Second Quarter 2024 Financial Results and Provides Business Update

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Presented positive data for all three programs at the European Hematology Association (EHA) 2024 Congress; demonstrated potential efficacy for bitopertin in erythropoietic protoporphyria (EPP) and DISC-0974 in anemia of myelofibrosis (MF), as well as proof of mechanism in a Phase 1 study for DISC-3405

•	Plan to provide an update on regulatory interactions for bitopertin in EPP and DISC-0974 in anemia of MF in the second half of 2024

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Strengthened financial position through an underwritten offering of common stock for $178 million in gross proceeds, ending Q2 with $501 million in cash, cash equivalents, and marketable securities that is expected to fund operations well into 2027

WATERTOWN, Mass. (August 8, 2024) – Disc Medicine, Inc. (NASDAQ:IRON), a clinical-stage biopharmaceutical company focused on the discovery, development, and commercialization of novel treatments for patients suffering from serious hematologic diseases, today reported financial results for the second quarter ended June 30, 2024.

“The data we presented at EHA this past quarter were highly encouraging and supportive of the therapeutic potential of our entire portfolio,” said John Quisel, J.D., Ph.D., President and Chief Executive Officer of Disc. “These data catalyzed the successful completion of a financing supported by a prestigious group of investors, which provides runway through key readouts across our programs over the next few years. We continue to make great progress and look forward to sharing updates on our regulatory interactions around bitopertin and DISC-0974 in the second half of the year.”

Recent Business Highlights and Upcoming Milestones:

Bitopertin: GlyT1 Inhibitor (Heme Synthesis Modulator)

•	Presented updated results from AURORA showing that bitopertin had a meaningful impact on key aspects of EPP, and providing a range of potential efficacy endpoints

•	End of Phase 2 meeting to discuss optimal registrational endpoints moving forward in EPP is expected to occur in the second half of 2024

DISC-0974: Anti-Hemojuvelin Antibody (Hepcidin Suppression)

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Presented updated Phase 1b data from DISC-0974 in anemia of MF patients demonstrating a durable hemoglobin response in the majority of patients and a positive impact on transfusion burden across a broad range of participants

•	Plan for interactions with regulators in the second half of 2024 to determine the optimal Phase 2 study design in anemia of MF

•	Updated Phase 1b data from DISC-0974 in anemia in non-dialysis-dependent chronic kidney disease (NDD-CKD) is expected to be shared in the second half of 2024

DISC-3405: Anti-TMPRSS6 Antibody (Hepcidin Induction)

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Presented initial data from the single-ascending dose (SAD) cohorts of the ongoing Phase 1 study in healthy volunteers, which demonstrated proof of mechanism with substantial increases in hepcidin levels and sustained reductions in serum iron supportive of monthly subcutaneous dosing, as well as positive impact on hematologic parameters at the highest dose

•	Data from the multiple ascending dose (MAD) cohorts of this study expected to be shared in the second half of 2024

Corporate

•	Completed an underwritten public offering of common stock in June 2024 for $178.0 million in gross proceeds

Second Quarter 2024 Financial Results:

•	Cash Position: Cash, cash equivalents, and marketable securities were $500.9 million as of June 30, 2024, which are expected to fund our operational plans well into 2027.

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Research and Development Expenses: R&D expenses were $23.5 million for the quarter ended June 30, 2024, as compared to $12.1 million for the quarter ended June 30, 2023. The increase in R&D expenses were primarily driven by the progression of Disc’s portfolio, including bitopertin’s clinical studies and drug manufacturing, and advancing our DISC-0974 and DISC-3405 programs in the clinic, and increased headcount.

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General and Administrative Expenses: G&A expenses were $7.4 million for the quarter ended June 30, 2024, as compared to $5.2 million for the quarter ended June 30, 2023. The increase in G&A expenses was primarily due to increased headcount.

•	Net Loss: Net loss was $26.4 million for the quarter ended June 30, 2024, as compared to $15.9 million for the quarter ended June 30, 2023.

About Disc Medicine

Disc Medicine (NASDAQ:IRON) is a clinical-stage biopharmaceutical company committed to discovering, developing, and commercializing novel treatments for patients who suffer from serious hematologic diseases. We are building a portfolio of innovative, potentially first-in-class therapeutic candidates that aim to address a wide spectrum of hematologic diseases by targeting fundamental biological pathways of red blood cell biology, specifically heme biosynthesis and iron homeostasis. For more information, please visit www.discmedicine.com.

Available Information

Disc announces material information to the public about the Company, its products and services, and other matters through a variety of means, including filings with the U.S. Securities and Exchange Commission (SEC), press releases, public conference calls, webcasts and the investor relations section of the Company website at ir.discmedicine.com in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

Disc Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, express or implied statements regarding Disc’s expectations with respect to its AURORA Phase 2 and BEACON Phase 2 clinical trials of bitopertin and the results thereof, its Phase 1b/2 clinical trial of DISC-0974 in patients with MF and NDD-CKD patients with anemia, its initial SAD data in its Phase 1 clinical trial of DISC-3405 in healthy volunteers; and projected timelines for the initiation and completion of its clinical trials, anticipated timing of release of data, and other clinical activities; and Disc’s belief about operating expenses and that it will have capital to fund Disc well into 2027. The use of words such as, but not limited to, “believe,” “expect,” “estimate,” “project,” “intend,” “future,” “potential,” “continue,” “may,” “might,” “plan,” “will,” “should,” “seek,” “anticipate,” or “could” or the negative of these terms and other similar words or expressions that are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on Disc’s current beliefs, expectations and assumptions regarding the future of Disc’s business, future plans and strategies, clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Disc may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and investors should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements as a result of a number of material risks and uncertainties including but not limited to: the adequacy of Disc’s capital to support its future operations and its ability to successfully initiate and complete clinical trials; the nature, strategy and focus of Disc; the difficulty in predicting the time and cost of development of Disc’s product candidates; Disc’s plans to research, develop and commercialize its current and future product candidates; the timing of initiation of Disc’s planned preclinical studies and clinical trials; the timing of the availability of data from Disc’s clinical trials; Disc’s ability to identify additional product candidates with significant commercial potential and to expand its pipeline in hematological diseases; the timing and anticipated results of Disc’s preclinical studies and clinical trials and the risk that the results of Disc’s preclinical studies and clinical trials may not be predictive of future results in connection with future studies or clinical trials and may not support further development and marketing approval; the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31 2023, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, and other documents filed by Disc from time to time with the Securities and Exchange Commission (SEC), as well as discussions of potential risks, uncertainties, and other important factors in Disc’s subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. None of Disc, nor its affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law.

DISC MEDICINE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Operating expenses:
Research and development	$23,485	$12,100	$47,189	$32,280
General and administrative	7,367	5,228	15,125	10,173

Total operating expenses	30,852	17,328	62,314	42,453

Loss from operations	(30,852)	(17,328)	(62,314)	(42,453)
Other income (expense), net	4,560	1,405	9,078	3,772
Income tax expense	(60)	(24)	(65)	(47)

Net loss	$(26,352)	$(15,947)	$(53,301)	$(38,728)

Weighted-average common shares outstanding-basic and diluted	25,649,043	21,484,955	25,229,456	20,226,923

Net loss per share-basic and diluted	$(1.03)	$(0.74)	$(2.11)	$(1.91)

DISC MEDICINE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30,	December 31,
	2024	2023
Assets
Cash, cash equivalents, and marketable securities	$500,945	$360,382
Other current assets	7,296	5,280

Total current assets	508,241	365,662
Non-current assets	1,976	2,334

Total assets	$510,217	$367,996

Liabilities and Stockholders’ Equity
Current liabilities	$20,310	$21,439
Non-current liabilities	1,078	1,436

Total liabilities	21,388	22,875
Total stockholders’ equity	488,829	345,121

Total liabilities and stockholders’ equity	$510,217	$367,996

Media Contact

Peg Rusconi

Verge Scientific Communications

prusconi@vergescientific.com

Investor Relations Contact

Christina Tartaglia

Stern Investor Relations

christina.tartaglia@sternir.com